                                                                       EXHIBIT 7

              VOID AFTER 5:00 P.M. PACIFIC TIME ON JANUARY 2, 2011
                  WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                             REDBACK NETWORKS INC.

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK WHICH MAY BE PURCHASED PURSUANT TO THE EXERCISE OF THIS WARRANT (THE "WARRANT SHARES," AND TOGETHER WITH THIS WARRANT, THE "SECURITIES") HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS WARRANT MUST BE SURRENDERED TO THE COMPANY OR ITS TRANSFER AGENT AS A CONDITION PRECEDENT TO THE SALE, PLEDGE OR OTHER TRANSFER OF ANY INTEREST IN ANY OF THE SHARES REPRESENTED BY THIS WARRANT.

                                                               CUSIP ___________

SERIES I

THIS CERTIFIES THAT, for value received, [_____________] (the "Holder") is the holder of [____________] Warrants (the "Warrants"), and is thereby entitled to subscribe for and purchase from REDBACK NETWORKS INC., a Delaware corporation (the "Company"), that number of fully paid and nonassessable shares equal to the Warrants (as adjusted pursuant to Section 2 hereof) (the "Warrant Shares") of Common Stock of the Company (the "Common Stock") at the purchase price of U.S. Five Dollars (U.S. $5.00) (as adjusted pursuant to Section 2 hereof) (the "Exercise Price"), upon the terms and subject to the conditions set forth herein. This Warrant will expire and will no longer be exercisable after 5:00 p.m. Pacific Time on January 2, 2011 (the "Expiration Date").

     1. Exercise Rights.

          (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder at any time during the term hereof, in whole or in part, by surrender of this Warrant with the NOTICE OF EXERCISE (CASH EXERCISE) section of this Warrant completed and duly executed, accompanied by payment to the Company of an amount equal to the Exercise Price then in effect multiplied by the number of Warrant Shares to be purchased by the Holder in connection with such cash exercise of this Warrant, which amount may be paid, at the election of the Holder, by wire transfer or delivery of a certified check payable to the order of the Company to the principal offices of the Company.

          (b) Net Issue Exercise. In lieu of exercising the purchase rights represented by this Warrant on a cash basis pursuant to Section 1(a) hereof, the Holder may elect to exercise such rights represented by this Warrant at any time during the term hereof, in whole or in part, on a net-issue basis by electing to receive the number of Warrant Shares which are equal in value to the value of this Warrant (or any portion thereof to be canceled in connection with such net-issue exercise) at the time of any such net-issue exercise, by delivery to the principal offices of the Company of this Warrant and with the NOTICE OF EXERCISE (NETISSUE EXERCISE) section of this Warrant completed and duly executed, properly marked to indicate (A) the number of Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, (B) the number of Warrant Shares with respect to which the Warrant is being surrendered in payment of the aggregate Exercise Price for the Warrant Shares to be delivered to the Holder in connection with such net-issue exercise, calculated as of the Determination Date (as defined below) and (C) the number of Warrant Shares which remain subject to the Warrant after such net-issue exercise, if any (each as determined in accordance with this Section 1(b)). In the event that the Holder will elect to exercise the rights represented by this Warrant in whole or in part on a netissue basis pursuant to this Section 1(b), the Company will issue to the Holder the number of Warrant Shares determined in accordance with the following formula: X =Y (A-B) / A. For purposes of this formula, X = the number of Warrant Shares to be issued to the Holder in connection with such net-issue exercise; Y = the number of Warrant Shares to be exercised, up to the number of Warrant Shares subject to this Warrant; A = the Fair Market Value of one share of Common Stock; and B = the Exercise Price in effect as of the date of such net-issue exercise (as adjusted pursuant to Section 2 hereof).

          (c) Fair Market Value. For purposes of this Section 1, the "Fair Market Value" of the Common Stock will have the following meanings: (i) If the Common Stock is listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock will be deemed to be the closing price quoted on the principal securities exchange on which the Common Stock is listed for trading, or if not so listed, the average of the closing bid and asked prices for Common Stock quoted on the national market or other quotation system on which Common Stock is admitted for trading, each as published in the Western Edition of THE WALL STREET JOURNAL (or, if such prices are not published in the Western Edition of the WALL STREET JOURNAL, as reported by the applicable authority or association governing trading of the Common Stock), in each case for the ten trading days prior to the Determination Date; and (ii) if the Common Stock is not listed for trading on a national securities exchange or admitted for trading on a national market or other quotation system, then the Fair Market Value of Common Stock will be deemed to be the fair market value of Common Stock as determined in good faith from time to time by the Board of Directors of the Company (the "Board of Directors") as at the Determination Date, and receipt and acknowledgment of this Warrant by the Holder will be deemed to be an acknowledgment and acceptance of any such determination of the fair market value of Common Stock by the Board of Directors as the final and binding determination of such Fair Market Value for purposes of this Warrant. The "Determination Date" of Fair Market Value will be the date indicated on the Notice of Exercise (Net Issue Exercise); PROVIDED, HOWEVER, that if the Company does not receive the Notice of Exercise (Net Issue Exercise) within five (5) business days of the date indicated thereon, the Determination Date will be the date the Company receives the Notice of Exercise (Net Issue Exercise).

          (d) Certain Distributions. The Company will provide the Holder with prior written notice of any Distribution (as defined below) to be made by the Company after the date hereof and prior to the expiration of this Warrant. Such notice will be delivered to the Holder not less than twenty (20) days prior to the record date for determining stockholders entitled to receive the Distribution. "Distribution" will mean a distribution by the Company to all holders of its shares of Common Stock (i) evidences of indebtedness of the Company to its stockholders, (ii) assets (excluding cash distributions made as a dividend payable out of the lesser of the undistributed earnings for the fiscal year during which the dividend is declared and the retained earnings of the Company) or (iii) rights to subscribe to shares of

Common Stock; PROVIDED, HOWEVER, that the foregoing will not apply to any stockholder rights plan of the Company.

          (e) Fractional Shares; Record Ownership of Warrant Shares; Stock Certificates. Upon the exercise of the rights represented by this Warrant, the Company will not be obligated to issue fractional shares of Common Stock, and in lieu thereof, the Company will pay to the Holder an amount in cash equal to the Fair Market Value per share of Common Stock immediately prior to such exercise multiplied by such fraction (rounded to the nearest cent). The Warrant Shares will be deemed to have been issued, and the person in whose name any certificate representing Warrant Shares will be issuable upon the exercise of the rights represented by this Warrant (as indicated in the Notice of Exercise) will be deemed to have become the holder of record of (and will be treated for all purposes as the record holder of) the Warrant Shares represented thereby, immediately prior to the close of business on the date or dates upon which the rights represented by this Warrant are exercised in accordance with the terms hereof. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased pursuant hereto will be delivered to the Holder within a reasonable time and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the Warrant Shares with respect to which this Warrant will not have been exercised will also be issued to the Holder within such time. Notwithstanding anything to the contrary in this Warrant, the obligation of the Company to deliver Warrant Shares upon any exercise of this Warrant will be subject to compliance with any law, rule, regulation, order, decree or other similar authority that may be applicable to such issuance. The issuance of certificates for shares of Common Stock upon the exercise of the rights represented by this Warrant will be made without charge to the Holder for any issuance tax in respect thereof; PROVIDED, however, that the Company will not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the Holder of this Warrant.

     2. Adjustment Rights.

          (a) Right to Adjustment. The number of Warrant Shares purchasable upon the exercise of the rights represented by this Warrant, and the Exercise Price therefor, will be subject to adjustment from time to time upon the occurrence of certain events, as follows:

               (i) Reclassifications. In the event of a reclassification of the Common Stock other than by stock split, subdivision, consolidation or combination thereof, the Company will execute a new Warrant, the terms of which provide that the holder of this Warrant will have the right to exercise the rights represented by such new Warrant, and procure upon such exercise and payment of the same aggregate Exercise Price then in effect, in lieu of the shares of Common Stock previously issuable upon exercise of the rights represented by this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification by a holder of an equivalent number of shares of Common Stock at the time of such reclassification. Such new Warrant will provide for adjustments which are as equivalent as practicable to the adjustments provided for in this Section 2. The provisions of this Section 2(a)(i) will apply with equal force and effect to all successive reclassifications of the Common Stock.

               (ii) Stock Splits, Capital Stock Dividends, Combinations and Consolidations. In the event of a stock split, capital stock dividend or subdivision of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such stock split, capital stock dividend or subdivision will be proportionately increased and the Exercise Price then in effect will be proportionately decreased, effective at the close of business on the date of such stock split, capital stock dividend or subdivision, as the case may be. Conversely, in the event of a reverse stock split, consolidation, combination or other similar event of or in respect of the outstanding shares of Common Stock, the number of Warrant Shares issuable upon the exercise of the rights represented by this Warrant immediately prior to such reverse stock split, consolidation, combination or other similar event will be proportionately decreased and the Exercise Price will be proportionately increased, effective at the close of business on the date of such reverse stock split, consolidation, combination or other similar event, as the case may be; provided, however, that the reverse stock split with respect to the Company's Common Stock which is to occur as part of that certain Plan of Reorganization of the Company which was confirmed by order of the United States Bankruptcy Court for the District of Delaware on December 22, 2003 shall not give rise to any adjustment in the number of Warrant Shares issuable upon the exercise of this Warrant or of the Exercise Price. Nothing in this Warrant will entitle the Holder to receive any capital stock dividend or other distribution to all of the Company's stockholders until this Warrant will have been exercised.

               (iii) Merger or Consolidation. If at any time there will be effected a merger or consolidation of the Company with or into another corporation, or a sale of all or substantially of the Company's assets, in such way that holders of Common Stock will be entitled to receive stock, securities or assets with respect to or in exchange for their Common Stock, then, as a part of such merger, consolidation or sale, lawful provision will be made so that the Holder will thereafter be entitled to receive upon exercise of its rights to purchase the Warrant Shares, the number of shares of stock or other securities or property resulting from such merger, consolidation or sale, equivalent to that which a holder of the Common Stock deliverable upon exercise of the right to purchase the Warrant Shares under this Warrant would have been entitled in such merger, consolidation or sale if the right to purchase the Warrant Shares had been exercised immediately prior to such transaction. In any such case, appropriate adjustment (as determined in good faith by the Board of Directors) will be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the merger, consolidation or sale to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Common Stock purchasable pursuant to the terms and conditions of this Warrant) will be applicable after the transaction, as near as reasonably may be, in relation to any shares or other securities or property deliverable after that transaction upon the exercise of the Holder's rights to purchase the Warrant Shares.

          (b) Adjustment Notices. Upon any adjustment of the Exercise Price, and any increase or decrease in the number of Warrant Shares subject to this Warrant, in accordance with this Section 2, the Company thereafter will give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice will state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares subject to this Warrant, setting forth in reasonable detail the method of calculation of each such adjustment.

     3. Transfer of Warrant. This Warrant and the rights represented hereby may only be transferred in accordance with the conditions set forth in this Section
3. This Warrant and the rights represented hereby may be transferred in whole or in part. In order to effect any transfer or partial transfer of this Warrant, the Holder hereof will deliver this Warrant to the Company with the NOTICE OF TRANSFER section of this Warrant completed and duly executed.

     4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that this Warrant has been duly authorized and validly executed and delivered by the

Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally, by an implied covenant of good faith, reasonableness and fair dealing and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Warrant Shares have been duly and validly authorized and reserved for issuance by the Company upon the exercise of the rights represented by this Warrant and, when issued upon the exercise of such rights in accordance with the terms and conditions hereof, the Warrant Shares will be duly authorized and validly issued, fully paid and nonassessable shares of Common Stock. At all times during the term hereof, the Company will have authorized and reserved for issuance a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

     5. No Stockholder Rights. Except as otherwise set forth in Section 2 of this Warrant, the Holder (and any transferee hereof) will not be entitled to vote on matters submitted for the approval or consent of the stockholders of the Company or to receive dividends or other distributions declared on or in respect of shares of Common Stock, or otherwise be deemed to be the holder of Common Stock or any other capital stock or other securities of the Company which may at any time be issuable upon the exercise of the rights represented hereby for any purpose, nor will anything contained herein be construed to confer upon the Holder (or any transferee hereof) any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted for the approval or consent of the stockholders, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, merger or consolidation, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until this Warrant will have been exercised and the Warrant Shares issuable upon the exercise of the rights represented hereby will have become deliverable as provided herein.

     6. Miscellaneous. This Warrant and all actions arising out of or in connection with this Warrant will be governed by the internal laws of the State of California as applied to agreements made and performed in California by residents of California. Subject to the restrictions on transfer described in
Section 3, the rights and obligations of the Company and the Holder of this Warrant and the Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant will be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. This Warrant may be terminated in advance of the Expiration Date, and any provision of this Warrant may be amended, waived or modified upon either (i) written consent of the Company and the Holder or (ii) the written consent of the Company and the consent of the holders of Series I Warrants that are exercisable into shares of Common Stock representing at least a majority of the shares of Common Stock into which all then-outstanding Series I Warrants are exercisable, calculated assuming the exercise for cash of all of the then-outstanding Series I Warrants. All notices and other communications provided for hereunder will be in writing and will be deemed to have been duly given if mailed by registered or certified mail, postage prepaid, or by recognized overnight courier, or delivered by personal delivery at the respective addresses of the parties as set forth in this Section 6 or on the register maintained by the Company, or, as to each party, at such other address as will be designated by such party in a written notice to the other party. Notices to the Company will be directed to it at its address at Redback Networks Inc., 300 Holger Way, San Jose, California 95134; Attn: Chief Financial Officer. Notices to the Holder will be directed to it at the most recent address for the Holder provided to the Company by the Holder. Any party hereto may by notice so given change its address for future notice hereunder. Except as otherwise specifically provided herein, notice will conclusively be deemed to have been given when received. In case any provision of this Warrant is deemed to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. The Company will not, by amendment of its Certificate of Incorporation or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment. The Company will at no time close its transfer books against the transfer of this Warrant or of any Warrant Shares issued or issuable upon the exercise of the rights represented by this Warrant in any matter which interferes with a timely exercise of such rights. The Company will not, by any action, seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith seek to carry out all such terms and take all such actions as may be necessary or appropriate in order to protect the rights of the Holder under this Warrant against impairment. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

WITNESS the facsimile signature of the proper officers of the Company.

Dated:

                                        REDBACK NETWORKS INC.

                                        By:
                                            ------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

NOTICE OF EXERCISE (TO BE COMPLETED ONLY UPON EXERCISE)

TO: Redback Networks Inc.
310 Holger Way, San Jose, California 95134
Attention: Chief Financial Officer

     1. The undersigned hereby irrevocably elects to purchase shares of Common Stock of Redback Networks Inc. pursuant to the terms of this Warrant.

     2. If CASH EXERCISE, check this box : The undersigned tenders herewith full payment of the aggregate cash exercise price equal to $ U.S. Dollars for such shares in accordance with the terms of this Warrant.

     3. If NET-ISSUE EXERCISE, check this box : The undersigned exercises this Warrant on a net-issue basis pursuant to the terms set forth in this Warrant. Net-Issue Information:

     (a) Number of Shares of Common Stock to be Delivered:
                                                          ----------------------

     (b) Number of Shares of Common Stock Surrendered:
                                                      --------------------------

     (c) Number of Shares Remaining Subject to Warrant, if any:
                                                               -----------------

     4. Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

--------------------------------------------------------------------------------
                               (Name and Address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


5. The undersigned acknowledges that if the undersigned is deemed to be an affiliate of the Company under the federal securities laws, the undersigned may be subject to certain restrictions on, or subject to certain procedural requirements in connection with, any transfer of the shares of Common Stock issued upon exercise of this Warrant. (Signature must conform in all respects to name of the Holder as set forth on the face of this Warrant)


Dated:                                      By:
      -----------------------------------      ---------------------------------

 (Signature must conform in all respects to name of the Holder as set forth on the face of this Warrant )

NOTICE OF TRANSFER (TO BE COMPLETED ONLY UPON TRANSFER)

TO: Redback Networks Inc.

310 Holger Way, San Jose, California 95134

Attention: Chief Financial Officer

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto the right represented by this Warrant, to purchase shares of Common Stock of Redback Networks Inc. Please issue a certificate or certificates representing said Warrant in such name or names as specified below:

     Please issue a certificate or certificates representing said shares of Common Stock in such name or names as specified below:

--------------------------------------------------------------------------------
                               (Name and Address)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

The undersigned requests the Company, by written order to exchange or register the transfer of a Warrant or Warrants, and, to the extent the transfer contemplated by this notice is not for the entire number of shares represented by this Warrant, to issue a replacement Warrant Certificate in the name of the undersigned representing the balance of such shares.


Dated:                                      By:
      -----------------------------------      ---------------------------------

 (Signature must conform in all respects to name of the Holder as set forth on the face of this Warrant)